UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2019

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑33264	68‑0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702‑1455

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.

Board Candidate Agreement with Kanen

On January 18, 2019, U.S. Auto Parts Network, Inc. (the “Company”) entered into a Board Candidate Agreement (the “Agreement”) with David Kanen (“Mr. Kanen”), Kanen Wealth Management LLC, and Philotimo Fund, LP (collectively with its affiliates, “Kanen”).

Under the Agreement, the Company has appointed Mr. Kanen to the Company’s  Board of Directors (the “Board”) as a Class II Director, effective January 18, 2019.  If at any point in time Kanen fails to beneficially own more than 5% of the Company’s outstanding voting capital stock or Kanen breaches any provision of the Agreement (each, a “Termination Event”),  Mr. Kanen shall promptly resign from the Board upon request.  In addition, in the event Mr. Kanen resigns or otherwise ceases to serve as a director, other than due to a Termination Event, prior to the expiration of the Voting Period (as defined below), the Company and Mr. Kanen agree to work collaboratively to appoint a mutually agreeable replacement candidate (a “Replacement Candidate”).

Additionally, at each annual or special meeting of the Company’s stockholders,  Kanen has agreed to vote all shares of the Company’s capital stock beneficially owned by Kanen (the “Kanen Shares”) on each director nominee or other matter presented for a vote which has been recommended by the Board except any matter that would result in a change in control transaction (the “Voting Obligation”).   Kanen has also agreed not to provide assistance with any vote to be taken by the Company’s stockholders that has not been formally recommended by the Board provided Kanen is not restricted from taking any action in connection with a publicly announced change of control transaction that is not supported by Mr. Kanen (the “Standstill Obligation” and together with the Voting Obligation, the “Obligations”).  Pursuant to the Agreement, the Obligations begin on the date of the Agreement and shall end on the earliest to occur of (i) the date that the Company notifies  Mr. Kanen in writing that it does not intend to re-nominate Mr. Kanen as a director at its 2020 Annual Meeting of Stockholders or such subsequent annual meeting at which Mr. Kanen would be up for re-election; (ii) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the Company’s 2021 Annual Stockholder Meeting (but only in the event that the Mr. Kanen has tendered his resignation on or before such date), or (iii) the date of the Company’s 2021 Annual Stockholder Meeting (such period, the “Voting Period”).  In connection with the Obligations, Kanen has also granted the Company an irrevocable proxy with respect to the Kanen Shares during the Voting Period.  The terms of the Voting Agreement also contain a mutual nondisparagement provision.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1.

Amendment to Board Candidate Agreement with Nia

On January 17, 2019, the Company entered into an Amendment to the Board Candidate Agreement (the “Amendment”) with Mehran Nia (“Mr. Nia”) and the Nia Living Trust Established September 2, 2004 (the “Nia Trust” and together with Mr. Nia, “Nia”).  Under the Amendment,  Nia has agreed to defer his right to appoint a second director the Board, provided that the Company agrees to use commercially reasonable efforts to appoint the second director to the Board at a later date through one of the following methods at the Company’s sole discretion: (i) the Board nominates the second director to serve as a Class I director at the Company’s 2019 Annual Stockholder Meeting; (ii) the Company seeks stockholder approval at the Company’s 2019 Annual Stockholder Meeting to amend its Second Amended and Restated Certificate of Incorporation to expand the size of the Board to ten (10) directors and at a mutually agreeable time thereafter appoints the second director to serve on the Board as a Class II director; or (iii) to the extent there is an open vacancy on the Board at or prior to the Company’s 2019 Annual Stockholder Meeting, the Board shall appoint the second director to serve on the Board and fill such vacancy.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.2.

 Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 18, 2019 (the “Separation Date”), Roger Hoffmann, the Company’s Chief Technology Officer, resigned from the Company.  In connection with his resignation, Mr. Hoffmann entered into separation agreements with the Company and its wholly owned subsidiary, U.S. Auto Parts (Philippines) Corp. (the “Separation Agreements”).

Pursuant to the terms of the Separation Agreements, Mr. Hoffmann has executed a general release of all claims against the Company and U.S. Auto Parts (Philippines) Corp. and will be entitled to receive the following benefits: (i) continuation of his base salary for a period of four (4) months following the Separation Date, payable in accordance with the Company’s payroll practices for its employees; (ii) accelerated vesting of 24,127 restricted stock unit awards and 44,094 performance-based restricted stock unit awards to be automatically accelerated on the Separation Date;  (iii) the right to stay in his Company provided housing  through the expiration of the current term of the pre-paid lease; and (iv) reimbursement of up to $5,000 of relocation expenses if Mr. Hoffmann moves back to the United States on or prior to the expiration of the Company provided lease, provided Mr. Hoffmann provides the Company with substantiated documentation of such relocation expenses.

The Separation Agreements also provide, among other things, that Mr. Hoffmann will abide by confidentiality, non-solicitation and non-disparagement covenants entered into with the Company, and that he will continue to cooperate with the Company in any transition matters.

The foregoing description of the Separation Agreements are qualified in their entirety by reference to the separation agreements which are filed as Exhibits 10.3 and 10.4 to this Form 8‑K.

(d) On January 18, 2019, the Board appointed David Kanen to serve as a Class II director of the Company, effective immediately. The appointment of Mr. Kanen brings the Company’s total number of directors to nine and fills an open vacancy on the Board.  The nomination and subsequent appointment of Mr. Kanen as a director was made pursuant to the terms of the Board Candidate Agreement described above.

Mr. Kanen, age 53, has served as the Managing Member of Kanen Wealth Management, LLC, a registered investment advisor, since 2016 and as President and Portfolio Manager of Philotimo Fund, LP, a hedge fund focused on small-cap value and activism, since December 2016.  From 2012 to 2016, Mr. Kanen was an independent advisor at Aegis Capital, Inc. Prior to that he worked as a retail and institutional financial advisor for various investment firms, including A.G. Edwards & Sons, Inc. from 1992 to 2004. Mr. Kanen holds a Bachelor of Science in Marketing from Jacksonville University. Mr. Kanen also serves on the Board of Directors of Famous Dave’s of America, Inc. (NASDAQ:DAVE), which develops, owns, operates and franchises barbeque restaurants.

Mr. Kanen will enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Kanen  requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On January 23, 2019, the Company issued a press release announcing Mr. Kanen’s appointment to the Board of Directors. A copy of the press release is attached to this Current Report on Form 8‑K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Board Candidate Agreement dated January 18, 2019 by and among U.S. Auto Parts Network, Inc., David Kanen, Kanen Wealth Management LLC, and Philotimo Fund, LP.

10.2	Amendment to Board Candidate Agreement dated January 17, 2019 by and among U.S. Auto Parts Network, Inc., Mehran Nia, and the Nia Living Trust Established September 2, 2004.

10.3	Separation Agreement and Release of Claims, dated January 23, 2019, by and between U.S. Auto Parts Network, Inc. and Roger Hoffmann.

10.4	Separation Agreement dated January 23, 2019, by and between U.S. Auto Parts Network (Philippines) Corp. and Roger Hoffmann.

99.1	Press Release, dated January 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2019	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ NEIL WATANABE
	Name:	Neil Watanabe
	Title:	Chief Financial Officer